Exhibit 99.1

News Release

PS Business Parks, Inc.

701 Western Avenue

Glendale, CA 91201-2349

www.psbusinessparks.com

For Release: Immediately
Date: February 21, 2012
Contact: Edward A. Stokx
(818) 244-8080, Ext. 1649

PS Business Parks, Inc. Reports Results for the Fourth Quarter Ended December 31, 2011

GLENDALE, California — PS Business Parks, Inc. (NYSE:PSB) reported operating results for the fourth quarter ended December 31, 2011.

Funds from operations (“FFO”) allocable to common and dilutive shares were $32.8 million, or $1.04 per common and dilutive share for the three months ended December 31, 2011, a 5.1% per share increase from the three months ended December 31, 2010 of $31.7 million, or $0.99 per common and dilutive share. FFO allocable to common and dilutive shares were $149.8 million, or $4.69 per common and dilutive share for the year ended December 31, 2011, a 20.9% per share increase from the year ended December 31, 2010 of $124.4 million, or $3.88 per common and dilutive share. The increase in FFO per common and dilutive share for the three months and year ended December 31, 2011 over the same periods in 2010 was primarily a result of an increase in net operating income from Non-Same Park facilities and lower distributions resulting from the reduction of preferred equity outstanding, partially offset by a decrease in Same Park net operating income.

During the three months and years ended December 31, 2011 and 2010, the Company’s FFO results were impacted by several non-cash and other items. In order to provide a meaningful period-to-period comparison, the following table summarizes the impact of these non-cash and other adjustments which include the gain on repurchase of preferred equity below par, non-cash distributions related to the redemptions of preferred equity, lease buyout income and acquisition transaction costs on the Company’s FFO per common and dilutive share for the three months and years ended December 31, 2011 and 2010:

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	For The Three Months Ended December 31,			For The Years Ended December 31,
	2011	2010	Change	2011	2010	Change
FFO per common and dilutive share, before non-cash and other adjustments	$1.13	$1.07	5.6%	$4.46	$4.11	8.5%
Acquisition transaction costs	(0.09)	(0.03)	200.0%	(0.09)	(0.10)	(10.0%)
Lease buyout income	—	—	—	0.09	—	100.0%
Non-cash distributions related to the redemption of preferred equity	—	(0.05)	(100.0%)	—	(0.13)	(100.0%)
Gain on the repurchase of preferred equity	—	—	—	0.23	—	100.0%

FFO per common and dilutive share, as reported	$1.04	$0.99	5.1%	$4.69	$3.88	20.9%

Rental income increased $3.9 million, or 5.5%, from $70.8 million for the three months ended December 31, 2010 to $74.7 million for the three months ended December 31, 2011 as a result of a $5.4 million increase in rental income from Non-Same Park facilities, partially offset by a $1.5 million decrease from the Same Park portfolio. Net income allocable to common shareholders increased $426,000, or 5.1%, from $8.4 million, or $0.34 per diluted share, for the three months ended December 31, 2010 to $8.8 million, or $0.36 per diluted share, for the three months ended December 31, 2011. The increase in net income allocable to common shareholders was primarily due to an increase in net operating income and lower distributions resulting from the reduction of preferred equity outstanding.

Rental income increased $21.2 million, or 7.7%, from $276.7 million for the year ended December 31, 2010 to $297.8 million for the year ended December 31, 2011 as a result of a $25.9 million increase in rental income from Non-Same Park facilities, partially offset by a $4.8 million decrease in rental income from the Same Park portfolio. The decrease in rental income from the Same Park portfolio was due to decreases in rental and occupancy rates, partially offset by lease buyout income of $2.9 million associated with a 53,000 square foot lease in Maryland which terminated during the third quarter of 2011. Excluding the lease buyout income, rental income from the Same Park portfolio decreased $7.6 million. Net income allocable to common shareholders increased $13.2 million, or 33.9%, from $39.0 million, or $1.58 per diluted share, for the year ended December 31, 2010 to $52.2 million, or $2.12 per diluted share, for the year ended December 31, 2011. The increase in net income allocable to common shareholders was primarily a result of an increase in net operating income and lower distributions resulting from the reduction of preferred equity outstanding, partially offset by the change in gain on the sale of a real estate facility combined with increases in interest and depreciation expense primarily related to property acquisitions.

Property Operations

In order to evaluate the performance of the Company’s overall portfolio over comparable periods, management analyzes the operating performance of stabilized properties owned and operated throughout both periods (herein referred to as “Same Park”). Acquired assets are generally considered stabilized when occupancy is within a range of comparable Company assets. Operating properties that the Company acquired subsequent to January 1, 2010 or those that are not deemed to be stabilized are referred to as “Non-Same Park.” For the three months and years ended December 31, 2011 and 2010, the Same Park facilities constitute 19.2 million rentable square feet, which includes all stabilized assets in continuing operations that the Company owned from January 1, 2010 through December 31, 2011, representing 70.7% of the 27.2 million square feet in the Company’s portfolio as of December 31, 2011.

The Company’s property operations account for substantially all of the net operating income earned by the Company. The following table presents the operating results of the Company’s properties for the three months and years ended December 31, 2011 and 2010 in addition to other income and expense items affecting income from continuing operations (unaudited, in thousands, except per square foot amounts):

	0000	0000	0000	0000	0000	0000
	For The Three Months Ended December 31,			For The Years Ended December 31,
	2011	2010	Change	2011	2010	Change
Rental income:
Same Park (19.2 million rentable square feet) (1)	$62,945	$64,441	(2.3%)	$256,442	$261,198	(1.8%)
Non-Same Park (8.0 million rentable square feet) (2)	11,747	6,358	84.8%	41,377	15,454	167.7%

Total rental income	74,692	70,799	5.5%	297,819	276,652	7.7%

Cost of operations:
Same Park	20,711	20,094	3.1%	84,228	83,858	0.4%
Non-Same Park	4,632	2,576	79.8%	15,920	5,772	175.8%

Total cost of operations	25,343	22,670	11.8%	100,148	89,630	11.7%

Net operating income (3):
Same Park (1)	42,234	44,347	(4.8%)	172,214	177,340	(2.9%)
Non-Same Park	7,115	3,782	88.1%	25,457	9,682	162.9%

Total net operating income	49,349	48,129	2.5%	197,671	187,022	5.7%

Other income and expenses:
Facility management fees	167	171	(2.3%)	684	672	1.8%
Interest and other income	47	73	(35.6%)	221	333	(33.6%)
Interest expense	(1,834)	(948)	93.5%	(5,455)	(3,534)	54.4%
Depreciation and amortization	(21,342)	(20,710)	3.1%	(84,542)	(78,441)	7.8%
General and administrative	(1,557)	(1,718)	(9.4%)	(5,969)	(6,389)	(6.6%)
Acquisition transaction costs	(2,796)	(953)	193.4%	(3,067)	(3,262)	(6.0%)

Income from continuing operations	$22,034	$24,044	(8.4%)	$99,543	$96,401	3.3%

Same Park gross margin (4)	67.1%	68.8%	(2.5%)	67.2%	67.9%	(1.0%)
Same Park weighted average occupancy	91.8%	91.6%	0.2%	91.1%	91.6%	(0.5%)
Non-Same Park weighted average occupancy	76.6%	75.8%		75.3%	77.9%
Same Park annualized realized rent per square foot (5)	$14.25	$14.62	(2.5%)	$14.46	$14.81	(2.4%)

(1)

See above for a definition of Same Park. Excluding $2.9 million of lease buyout income noted above, rental income and net operating income from the Same Park portfolio decreased 2.9% and 4.5%, respectively, for the year ended December 31, 2011 over the same period in 2010.

(2)	See above for a definition of Non-Same Park.

(3)

Net operating income (“NOI”) is an important measurement in the commercial real estate industry for determining the value of the real estate generating the NOI. The Company’s calculation of NOI may not be comparable to those of other companies and should not be used as an alternative to measures of performance in accordance with generally accepted accounting principles (“GAAP”).

(4)	Same Park gross margin is computed by dividing Same Park NOI by Same Park rental income.

(5)

Same Park annualized realized rent per square foot represents the annualized Same Park rental income earned per occupied square foot excluding $2.9 million of lease buyout income noted above. Including the $2.9 million lease buyout income, Same Park annualized realized rent per square foot was $14.62 for the year ended December 31, 2011.

Property Acquisitions

On December 20, 2011, the Company acquired a 5.3 million square foot industrial and flex portfolio located in the Northern California Bay Area, with concentrations in Oakland, Hayward, Fremont, Milpitas, San Jose, Santa Clara and Sunnyvale, for an aggregate purchase price of $520.0 million. In connection with the transaction, the Company assumed a $250.0 million secured loan which bears interest at 5.452% and matures in December, 2016. The Company also entered into a three-year term loan for $250.0 million. The loan bears interest at a rate of 1.20% over LIBOR (currently 1.50%) and can be repaid in full or part prior to its maturity without penalty.

The Company incurred and expensed acquisition transaction costs of $2.8 million and $3.1 million for the three months and year ended December 31, 2011, respectively.

Preferred Equity Transactions

Subsequent to December 31, 2011, the Company issued $230.0 million or 9,200,000 depositary shares, each representing 1/1,000 of a share of the 6.45% Cumulative Preferred Stock, Series S, at $25.00 per depositary share. The Company used the proceeds from this issuance to redeem $79.6 million, or 3,182,000 depositary shares, each representing 1/1,000 of a share of the 7.20% Cumulative Preferred Stock, Series M, and $84.6 million, or 3,384,000 depositary shares, each representing 1/1,000 of a share of the 7.375% Cumulative Preferred Stock, Series O, during the first quarter of 2012. The Company will report the excess of the redemption amount over the carrying amount of $5.3 million, equal to the original issuance costs, as a reduction of net income allocable to common shareholders and unit holders during the first quarter of 2012. The balance of the net proceeds of $58.6 million was used to reduce the balance outstanding on the Company’s credit facility.

Financial Condition

The following are key financial ratios with respect to the Company’s leverage at and for the three months ended December 31, 2011:

September 30,
Ratio of FFO to fixed charges (1)	24.7x
Ratio of FFO to fixed charges and preferred distributions (1)	3.7x
Debt and preferred equity to total market capitalization (based on common stock price of $55.43 at December 31, 2011)	43.1%
Available balance under the $250.0 million unsecured credit facility at December 31, 2011 (2)	$65.0 million

(1)	Fixed charges include interest expense of $1.8 million.

(2)	Availability of $150.0 million as of February 21, 2012.

Distributions Declared

The Board of Directors declared a quarterly dividend of $0.44 per common share on February 20, 2012. Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock listed below. Distributions are payable March 29, 2012 to shareholders of record on March 14, 2012.

	September 30,	September 30,
Series	Dividend Rate	Dividend Declared
Series H	7.000%	$0.437500
Series I	6.875%	$0.429688
Series P	6.700%	$0.418750
Series R	6.875%	$0.429688
Series S	6.450%	$0.326979

Company Information

PS Business Parks, Inc., a member of the S&P SmallCap 600, is a self-advised and self-managed equity real estate investment trust (“REIT”) that acquires, develops, owns and operates commercial properties, primarily multi-tenant flex, office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of December 31, 2011, the Company wholly owned 27.2 million rentable square feet with approximately 4,400 customers located in eight states, concentrated in California (11.1 million sq. ft.), Virginia (4.2 million sq. ft.), Florida (3.7 million sq. ft.), Texas (3.3 million sq. ft.), Maryland (2.4 million sq. ft.), Oregon (1.3 million sq. ft.), Arizona (0.7 million sq. ft.) and Washington (0.5 million sq. ft.).

Forward-Looking Statements

When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc., including more financial analysis of the fourth quarter operating results, is available on the Internet. The Company’s website is www.psbusinessparks.com.

A conference call is scheduled for Wednesday, February 22, 2012, at 10:00 a.m. (PST) to discuss the fourth quarter results. The toll free number is (888) 299-3246; the conference ID is 48639250. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through February 29, 2012 at (855) 859-2056. A replay of the conference call will also be available on the Company’s website.

Additional financial data attached.

PS BUSINESS PARKS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	September 30,	September 30,
	December 31, 2011	December 31, 2010
	(Unaudited)

ASSETS

Cash and cash equivalents	$4,980	$5,066

Real estate facilities, at cost:
Land	772,933	562,678
Buildings and equipment	2,157,729	1,773,682

	2,930,662	2,336,360
Accumulated depreciation	(846,799)	(772,407)

	2,083,863	1,563,953
Properties held for disposition, net	—	6,671
Land held for development	6,829	6,829

	2,090,692	1,577,453

Rent receivable	3,198	3,127
Deferred rent receivable	23,388	22,277
Other assets	16,361	13,134

Total assets	$2,138,619	$1,621,057

LIABILITIES AND EQUITY

Accrued and other liabilities	$60,940	$53,421
Credit facility	185,000	93,000
Term loan	250,000	—
Mortgage notes payable	282,084	51,511

Total liabilities	778,024	197,932

Commitments and contingencies

Equity:
PS Business Parks, Inc.’s shareholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, 23,942 shares issued and outstanding at December 31, 2011 and 2010	598,546	598,546
Common stock, $0.01 par value, 100,000,000 shares authorized, 24,128,184 and 24,671,177 shares issued and outstanding at December 31, 2011 and 2010, respectively	240	246
Paid-in capital	534,322	557,882
Cumulative net income	878,704	784,616
Cumulative distributions	(832,607)	(747,762)

Total PS Business Parks, Inc.’s shareholders’ equity	1,179,205	1,193,528
Noncontrolling interests:
Preferred units	5,583	53,418
Common units	175,807	176,179

Total noncontrolling interests	181,390	229,597

Total equity	1,360,595	1,423,125

Total liabilities and equity	$2,138,619	$1,621,057

PS BUSINESS PARKS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands, except per share amounts)

	For The Three Months Ended December 31,		For The Years Ended December 31,
	2011	2010	2011	2010

Revenues:
Rental income	$74,692	$70,799	$297,819	$276,652
Facility management fees	167	171	684	672

Total operating revenues	74,859	70,970	298,503	277,324

Expenses:
Cost of operations	25,343	22,670	100,148	89,630
Depreciation and amortization	21,342	20,710	84,542	78,441
General and administrative	4,353	2,671	9,036	9,651

Total operating expenses	51,038	46,051	193,726	177,722

Other income and expenses:
Interest and other income	47	73	221	333
Interest expense	(1,834)	(948)	(5,455)	(3,534)

Total other income and expenses	(1,787)	(875)	(5,234)	(3,201)

Income from continuing operations	22,034	24,044	99,543	96,401

Discontinued operations:
Income from discontinued operations	—	88	380	468
Gain on sale of real estate facility	—	—	2,717	5,153

Total discontinued operations	—	88	3,097	5,621

Net income	$22,034	$24,132	$102,640	$102,022

Net income allocation:
Net income allocable to noncontrolling interests:
Noncontrolling interests — common units	$2,664	$2,483	$15,543	$11,594
Noncontrolling interests — preferred units	100	985	(6,991)	5,103

Total net income allocable to noncontrolling interests	2,764	3,468	8,552	16,697

Net income allocable to PS Business Parks, Inc.:
Common shareholders	8,801	8,375	52,162	38,959
Preferred shareholders	10,450	12,256	41,799	46,214
Restricted stock unit holders	19	33	127	152

Total net income allocable to PS Business Parks, Inc.	19,270	20,664	94,088	85,325

	$22,034	$24,132	$102,640	$102,022

Net income per common share — basic:
Continuing operations	$0.36	$0.34	$2.03	$1.41
Discontinued operations	$—	$—	$0.10	$0.18
Net income	$0.36	$0.34	$2.13	$1.59

Net income per common share — diluted:
Continuing operations	$0.36	$0.34	$2.02	$1.40
Discontinued operations	$—	$—	$0.10	$0.17
Net income	$0.36	$0.34	$2.12	$1.58

Weighted average common shares outstanding:
Basic	24,128	24,635	24,516	24,546

Diluted	24,209	24,741	24,599	24,687

PS BUSINESS PARKS, INC.

Computation of Diluted Funds from Operations (“FFO”) and Funds Available for Distribution (“FAD”)

(Unaudited, in thousands, except per share amounts)

	September 30,	September 30,	September 30,	September 30,
	For The Three Months Ended December 31,		For The Years Ended December 31,
	2011	2010	2011	2010
Computation of Diluted Funds From Operations (“FFO”) (1):

Net income allocable to common shareholders	$8,801	$8,375	$52,162	$38,959
Adjustments:
Gain on sale of real estate facility	—	—	(2,717)	(5,153)
Depreciation and amortization	21,342	20,812	84,682	78,868
Net income allocable to noncontrolling interests — common units	2,664	2,483	15,543	11,594
Net income allocable to restricted stock unit holders	19	33	127	152

FFO allocable to common and dilutive shares	$32,826	$31,703	$149,797	$124,420

Weighted average common shares outstanding	24,128	24,635	24,516	24,546
Weighted average common OP units outstanding	7,305	7,305	7,305	7,305
Weighted average restricted stock units outstanding	60	87	64	96
Weighted average common share equivalents outstanding	81	106	83	141

Total common and dilutive shares	31,574	32,133	31,968	32,088

FFO per common and dilutive share	$1.04	$0.99	$4.69	$3.88

Computation of Funds Available for Distribution (“FAD”) (2):

FFO allocable to common and dilutive shares	$32,826	$31,703	$149,797	$124,420

Adjustments:
Recurring capital improvements	(2,830)	(2,787)	(8,173)	(8,536)
Tenant improvements	(10,157)	(5,823)	(28,550)	(16,197)
Lease commissions	(3,361)	(1,557)	(8,089)	(4,761)
Straight-line rent	(569)	(194)	(1,228)	(912)
Stock compensation expense	763	465	1,965	2,117
In-place lease adjustment	200	238	843	571
Tenant improvement reimbursements, net of lease incentives	(154)	(213)	(769)	(603)
Non-cash distributions related to the redemption of preferred equity	—	1,630	—	4,066
Gain on repurchase of preferred equity, net of issuance costs	—	—	(7,389)	—

FAD	$16,718	$23,462	$98,407	$100,165

Distributions to common and dilutive shares	$13,854	$14,103	$56,005	$56,262

Distribution payout ratio	82.9%	60.1%	56.9%	56.2%

(1)

Funds From Operations (“FFO”) is computed in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income, computed in accordance with GAAP, before depreciation, amortization, gains or losses on asset dispositions and nonrecurring items. FFO should be analyzed in conjunction with net income. However, FFO should not be viewed as a substitute for net income as a measure of operating performance or liquidity as it does not reflect depreciation and amortization costs or the level of capital expenditure and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations. Other REITs may use different methods for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other real estate companies.

(2)

Funds Available for Distribution (“FAD”) is computed by adjusting consolidated FFO for recurring capital improvements, which the Company defines as those costs incurred to maintain the assets’ value, tenant improvements, lease commissions, straight-line rent, stock compensation expense, impairment charges, amortization of lease incentives and tenant improvement reimbursements, in-place lease adjustment and the effect of redemption/repurchase of preferred equity. Like FFO, the Company considers FAD to be a useful measure for investors to evaluate the operations and cash flows of a REIT. FAD does not represent net income or cash flow from operations as defined by GAAP.